Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-232372) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and the 2018 Stock Incentive Plan of Morphic Holding, Inc. of our report dated February 27, 2020, with respect to the consolidated financial statements of Morphic Holding Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2020